EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 Registration Statement of Telephone and Data Systems, Inc. of our report dated February 8, 1994, on the consolidated financial statements of Telephone and Data Systems, Inc. and Subsidiaries, incorporated by reference in the Telephone and Data Systems, Inc. Form 10-K for the year ended December 31, 1993, to the incorporation by reference in this Form S-4 Registration Statement of our report dated February 8, 1994, on the financial statement schedules of Telephone and Data Systems, Inc., included in the Telephone and Data Systems, Inc. Form 10-K for the year ended December 31, 1993, and to the incorporation by reference in this Form S-4 Registration Statement of our compilation report dated February 11, 1994, on the combined financial statements of the Los Angeles SMSA Limited Partnership, the Nashville/Clarksville MSA Limited Partnership and the Baton Rouge MSA
    Limited Partnership, included in the Telephone and Data Systems, Inc. Form 10-K for the year ended December 31, 1993. We also consent to all references to our Firm included in this Form S-4 Registration Statement.

                                               ARTHUR ANDERSEN & CO.
    Chicago, Illinois
    April 25, 1994
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